                                                                    EXHIBIT 10.7

                 THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT

      THIS THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Amendment"), dated as of January______, 2003, is entered into between CONGRESS FINANCIAL CORPORATION (SOUTHWEST), a Texas corporation ("Lender"), and CITI TRENDS, INC., a Delaware corporation ("Borrower").

                                    RECITALS

      A. Borrower and Lender have previously entered into that certain Loan and Security Agreement dated April 2, 1999, as amended by that certain First Amendment to Loan and Security Agreement dated June 22, 2000, that certain Second Amendment to Loan and Security Agreement dated November 30, 2000 and that certain letter agreement dated August 1, 2001 regarding Borrower's name change (as amended, the "Loan Agreement"), pursuant to which Lender has made certain loans and financial accommodations available to Borrower. Terms used herein without definition shall have the meanings ascribed to them in the Loan Agreement.

      B. Lender and Borrower now wish to further amend the Loan Agreement on the terms and conditions set forth herein.

      C. Borrower is entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of Lender's rights or remedies as set forth in the Loan Agreement is being waived or modified by the terms of this Amendment.

                                    AMENDMENT

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

      1.    Amendments to Loan Agreement.

            (a) Section 1.28 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

                  "1.28 "Maximum Credit" shall mean, with reference to the Revolving Loans and the Letter of Credit Accommodations, the amount of Fifteen Million Dollars ($15,000,000); provided, however, from April 3, 2003 to and including April 2, 2004, it shall mean the amount of Twenty Million Dollars ($20,000,000); provided, further, on April 3, 2004 and thereafter, it shall mean the amount of Twenty-Five Million Dollars ($25,000,000)."

            (b) The definition of "Interest Rate" set forth in Section 1 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

                  " "Interest Rate shall mean:

                  (a)as to Prime Rate Loans, a rate of:

                        (i) the Prime Rate to the extent either (A) Borrower has
                  maintained Excess Availability of $5,000,000 or greater at all times during the immediately preceding month or (B) both (1) Borrower has maintained Excess Availability of $3,000,000 or greater at all times during the immediately preceding month and (2) Borrower's then year to date EBITDA, as determined by Lender based upon its review of the financial statements provided to Lender by Borrower for the relevant period, when measured as of the last day of such period, was $5,000,000 or greater;

                        (ii) one-quarter of one percent (0.25%) per annum in
                  excess of the Prime Rate to the extent either (A) Borrower has maintained Excess Availability of between $2,500,000 and $4,999,999 at all times during the immediately preceding month or (B) Borrower's then year to date EBITDA, as determined by Lender based upon its review of the financial statements provided to Lender by Borrower for the relevant period, when measured as of the last day of such period, was between $3,000,000 and $4,999,999; or

                        (iii) one-half of one percent (0.50%) per annum in
                  excess of the Prime Rate to the extent either (A) Borrower has maintained Excess Availability of $2,499,999 or less at all times during the immediately preceding month or (B) Borrower's then year to date EBITDA, as determined by Lender based upon its review of the financial statements provided to Lender by Borrower for the relevant period, when measured as of the last day of such period, was $2,999,999 or less; and

                  (b) as to Eurodollar Rate Loans, a rate of:

                        (i) two and one-quarter percent (2.25%) per annum in
                  excess of the Adjusted Eurodollar Rate (based on the Eurodollar Rate applicable for the Interest Period selected by Borrower as in effect three (3) Business Days after the date of receipt by Lender of the request of Borrower for such Eurodollar Rate Loans in accordance with the terms hereof, whether such rate is higher or lower than any rate previously quoted to Borrower) to the extent either (A) Borrower has maintained Excess Availability of $5,000,000 or greater at all times during the immediately preceding month or (B) both (1) Borrower has maintained Excess Availability of $3,000,000 or greater at all times during the immediately preceding month and (2) Borrower's then year to date EBITDA, as determined by Lender based upon its review of the financial statements provided to Lender by Borrower for the relevant period, when measured as of the last day of such period, was $5,000,000 or greater;

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

                        (ii) two and one-half percent (2.50%) per annum in
                  excess of the Adjusted Eurodollar Rate (based on the Eurodollar Rate applicable for the Interest Period selected by Borrower as in effect three (3) Business Days after the date of receipt by Lender of the request of Borrower for such Eurodollar Rate Loans in accordance with the terms hereof, whether such rate is higher or lower than any rate previously quoted to Borrower) to the extent either (A) Borrower has maintained Excess Availability of between $2,500,000 and $4,999,999 at all times during the immediately preceding month or (B) Borrower's then year to date EBITDA, as determined by Lender based upon its review of the financial statements provided to Lender by Borrower for the relevant period, when measured as of the last day of such period, was between $3,000,000 and $4,999,999; or

                        (iii) two and three-quarters percent (2.75%) per annum
                  in excess of the Adjusted Eurodollar Rate (based on the Eurodollar Rate applicable for the Interest Period selected by Borrower as in effect three (3) Business Days after the date of receipt by Lender of the request of Borrower for such Eurodollar Rate Loans in accordance with the terms hereof, whether such rate is higher or lower than any rate previously quoted to Borrower) to the extent either (A) Borrower has maintained Excess Availability of $2,499,999 or less at all times during the immediately preceding month (B) Borrower's then year to date EBITDA, as determined by Lender based upon its review of the financial statements provided to Lender by Borrower for the relevant period, when measured as of the last day of such period, was $2,999,999 or less;

                  provided, that, the Interest Rate shall mean a rate of two percent in excess of the rate that would otherwise be applied in accordance with the foregoing, at Lender's option, without notice, (x) for the period (i) from and after the date of termination or non-renewal hereof until Lender has received full and final payment of all obligations (notwithstanding entry of a judgment against Borrower) and (ii) from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing as determined by Lender, and (y) on the Revolving Loans at any time outstanding in excess of the amounts available to Borrower under Section 2 (whether or not such excess(es), arise or are made with or without Lender's knowledge or consent and whether made before or after an Event of Default)."

      (c) The following definitions are hereby added, in their proper alphabetical order, to Section 1 of the Loan Agreement:

            " "Capital Lease" shall mean, as applied to any Person, any lease of (or any agreement conveying the right to use) any property (whether real,

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

                  personal or mixed) by such Person as lessee that, in accordance with GAAP, is required to be reflected as a liability on the balance sheet of such Person.

                  "Capital Stock" shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock, partnership interests or limited liability company interests at any time outstanding, and any and all rights, warrants or options exchangeable for or convertible into such capital stock or other interests (but excluding any debt security that is exchangeable for or convertible into such capital stock).

                  "EBITDA" shall mean, as to any Person, with respect to any period, an amount equal to: (a) the Net Income of such Person and its Subsidiaries for such period on a consolidated basis determined in accordance with GAAP, plus (b) depreciation, amortization and other non-cash charges (including, but not limited to, imputed interest and deferred compensation) of such Person for such period (to the extent deducted in the computation of Net Income), all in accordance with GAAP, plus
                  (c) Interest Expense of such Person for such period (to the extent deducted in the computation of Net Income), plus (d) charges for Federal, State, local and foreign income taxes for such period (to the extent deducted in the computation of Net Income), plus (e) all extraordinary losses and unusual losses related to the restructuring of the business of such Person and costs associated with the refinancing transaction contemplated by this Agreement, minus (f) all income (and plus all charges, up to the amount of such income) attributable to any Subsidiary of such Person.

                  "Interest Expense" shall mean, for any period, as to any Person and its Subsidiaries, all of the following as determined in accordance with GAAP, total interest expense, whether paid or accrued (including the interest component of Capital Leases for such period), including, without limitation, all bank fees, commissions, discounts and other fees and charges owed with respect to letters of credit, banker's acceptances or similar instruments, but excluding (a) amortization of discount and amortization of deferred financing fees and closing costs paid in cash in connection with the transactions contemplated hereby, (b) interest paid in property other than cash and (c) any other interest expense not payable in cash.

                  "Net Income" shall mean, with respect to any Person, for any period, the aggregate of the net income (loss) of such Person and its Subsidiaries, on a consolidated basis, for such period (excluding to the extent included therein any extraordinary or one-time gains or losses) after deducting all charges which should be deducted before arriving at the net income (loss) for such period and after deducting the Provision for Taxes for such period, all as determined in accordance with GAAP, provided, that, (a) the net income of any Person that is not a wholly-owned Subsidiary or that is accounted for by the equity method of accounting shall be included only to

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                  the extent of the amount of dividends or distributions paid or payable to such Person or a wholly-owned Subsidiary of such Person; (b) the effect of any change in accounting principles adopted by such Person or its Subsidiaries after the date hereof shall be excluded; and (c) the net income (if positive) of any wholly-owned Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such wholly-owned Subsidiary to such Person or to any other wholly-owned Subsidiary of such Person is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule of government regulation applicable to such wholly-owned Subsidiary shall be excluded. For the purpose of this definition, net income excludes any gain or loss, together with any related Provision for Taxes for such gain or loss realized upon the sale or other disposition of any assets that are not sold in the ordinary course of business (including, without limitation, dispositions pursuant to sale and leaseback transactions), or of any Capital Stock of such Person or a Subsidiary of such Person and any net income realized as a result of changes in accounting principles or the application thereof to such Person.

                  "Provision for Taxes" shall mean, with respect to any Person, for any period, an amount equal to all taxes imposed on or measured by net income, whether Federal, State or local, and whether foreign or domestic, that are paid or payable by such Person and its Subsidiaries in respect of such period on a consolidated basis in accordance with GAAP.

                  "Subsidiary" shall mean, with respect to any Person, any corporation, limited or general partnership, limited liability company, trust, association or other business entity of which more than fifty percent (50%) of the voting stock or other voting equity interests (in the case of a business entity other than a corporation) is owned or controlled directly or indirectly by such Person, or one or more Subsidiaries of such Person, or a combination thereof."

            (d) Section 2.1(a)(i) of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

                  "(i)  the lesser of:

                        (A) sixty-five percent (65%) of the Value of the Eligible Inventory; or

                        (B) eighty-five percent (85%) of the Appraised Inventory Value of Eligible Inventory; minus"

            (e) The first sentence of Section 2.2(d) of the Loan Agreement is hereby amended to read as follows:

                  "Except in Lender's discretion, the amount of all outstanding Letter of Credit Accommodations and all other commitments and obligations made

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

                  or incurred by Lender in connection therewith shall not at any time exceed Two Million Dollars ($2,000,000)."

            (f) Section 3.1(b)(v) of the Loan Agreement is hereby amended to read as follows:

                  "(v) the aggregate amount of the Eurodollar Rate Loans must be in an amount not less than $1,000,000 or an integral multiple of $500,000 in excess thereof,"

            (g) A new Section 3.6 is hereby added to Section 3 of the Loan Agreement which reads as follows:

                  "3.6 Unused Line Fee. Beginning April 3, 2003, Borrower shall pay to Lender monthly an unused line fee at a rate equal to one-quarter of one percent (0.25%) per annum calculated upon the amount by which Ten Million Dollars ($10,000,000) exceeds the average daily principal balance of the outstanding Revolving Loans and Letter of Credit Accommodations during the immediately preceding month (or part thereof) while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be payable on the first day of each month (beginning May 1, 2003) in arrears."

            (h) Section 6.3(a)(ii) of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

                  "(ii) Borrower shall establish and maintain, at its expense, pursuant to an agreement described in the following sentence, a blocked account with such bank or banks as are acceptable to Lender (each a "Blocked Account" and collectively the "Blocked Accounts"). Each bank at which a Blocked Account is established shall enter into an agreement, in form and substance satisfactory to Lender, providing (unless otherwise agreed to by Lender) that all items received or deposited in such Blocked Account are the Collateral of Lender, that the depository bank has no lien upon, or right to setoff against, the Blocked Accounts, the items received for deposit therein, or the funds from time to time on deposit therein, and that, upon notice from Lender (a "Control Notice"), the depository bank will wire, or otherwise transfer, in immediately available funds, on a daily basis, all funds received or deposited into such Blocked Account to such bank account of Lender as Lender may from time to time designate for such purpose (the "Payment Account"); provided, that, Lender may only issue a Control Notice upon the occurrence of an Event of Default or in the event that Excess Availability is $4,999,999 or less at any time; and provided, further, that Lender shall rescind such Control Notice if Borrower maintains Excess Availability of $5,000,000 or more at all times during the ninety (90) day period immediately following the issuance of such Control Notice. Borrower agrees that all amounts deposited in the Blocked Account(s) or other funds received and collected by Lender,

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                  whether as proceeds of Inventory, the collection of Accounts or other Collateral or otherwise shall be the Collateral of Lender. Prior to the issuance of a Control Notice, Borrower shall make all payments with respect to the Obligations to the Payment Account, which payments shall automatically be made, pursuant to the terms of this Section, after the issuance of a Control Notice."

            (i) A new Section 7.8 is hereby added to the Loan Agreement which reads as follows:

                  "7.8 Interim Collateral Audits. Lender shall be entitled to conduct interim audits of the Collateral a minimum of twice over every twelve (12) month period, except, that, upon the occurrence of an Event of Default or if Excess Availability is $4,999,999 or less at any time, such audits shall be conducted at any time as Lender may request."

            (j) Section 9.16(g) of the Loan Agreement is hereby amended to read as follows:

                  "(g) all out-of-pocket expenses and costs incurred by Lender's examiners in the conduct of their periodic field examinations of the Collateral and Borrower's operations, plus a per diem charge at the rate of $750 per person per day for Lender's examiners in the field and office; and"

            (k) The first sentence of Section 12.1(a) of the Loan Agreement is hereby amended to read as follows:

                  "This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on April 2, 2005."

            (l) Sections 12.1(c)(i) and (ii) of the Loan Agreement are hereby amended to read as follows:

           Amount                              Period
           ------                              ------
(i)  1% of the Maximum Credit       from the date of this Agreement
                                    to and including April 2, 2004

(ii) .5% of the Maximum Credit      from April 3, 2004 to and
                                    including April 1, 2005

      2. Effectiveness of this Amendment. Lender must have received the following items, in form and content acceptable to Lender, before this Amendment is effective, and before Lender is required to extend any credit to Borrower as provided for by this Amendment.

            (a) Amendment. This Amendment, fully executed in a sufficient number of counterparts for distribution to all parties.

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

            (b) Extension Fee. An extension fee in the amount of Fifty Thousand Dollars ($50,000), which fee is fully earned as of and due and payable on the date hereof.

            (c) Representations and Warranties. The representations and warranties set forth herein and in the Loan Agreement must be true and correct.

            (d) Other Required Documentation. All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered or executed or recorded and shall be in form and substance satisfactory to Lender.

      3. Representations and Warranties. Borrower represents and warrants as follows:

            (a) Authority. Borrower has the requisite corporate power and authority to execute and deliver this Amendment, and to perform its obligations hereunder and under the Financing Agreements (as amended or modified hereby) to which it is a party. The execution, delivery and performance by Borrower of this Amendment have been duly approved by all necessary corporate action and no other corporate proceedings are necessary to consummate such transactions.

            (b) Enforceability. This Amendment has been duly executed and delivered by Borrower. This Amendment and each Financing Agreement (as amended or modified hereby) is the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, and is in full force and effect.

            (c) Representations and Warranties. The representations and warranties contained in each Financing Agreement (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) are correct on and as of the date hereof as though made on and as of the date hereof.

            (d) Due Execution. The execution, delivery and performance of this Amendment are within the power of Borrower, have been duly authorized by all necessary corporate action, have received all necessary governmental approval, if any, and do not contravene any law or any contractual restrictions binding on Borrower.

            (e) No Default. No event has occurred and is continuing that constitutes an Event of Default.

            (f) No Duress. This Amendment has been entered into without force or duress, of the free will of Borrower. Borrower's decision to enter into this Amendment is a fully informed decision and Borrower is aware of all legal and other ramifications of such decision.

            (g) Counsel. Borrower has read and understands this Amendment, has consulted with and been represented by legal counsel in connection herewith, and has been advised by its counsel of its rights and obligations hereunder and thereunder.

      4. Choice of Law. The validity of this Amendment, its construction, interpretation and enforcement, the rights of the parties hereunder, shall be determined under, governed by, and

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construed in accordance with the internal laws of the State of New York (without giving effect to principals of conflicts of law).

      5. Counterparts. This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

      6.    Reference to and Effect on the Financing Agreements.

            (a) Upon and after the effectiveness of this Amendment, each reference in the Loan Agreement to "this Agreement", "hereunder", "hereof or words of like import referring to the Loan Agreement, and each reference in the other Financing Agreements to "the Loan Agreement", "thereof or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as modified and amended hereby.

            (b) Except as specifically amended above, the Loan Agreement and all other Financing Agreements, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of Borrower to Lender.

            (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lender under any of the Financing Agreements, nor constitute a waiver of any provision of any of the Financing Agreements.

            (d) To the extent that any terms and conditions in any of the Financing Agreements shall contradict or be in conflict with any terms or conditions of the Loan Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Loan Agreement as modified or amended hereby.

      7. Ratification. Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Loan Agreement, as amended hereby, and the Financing Agreements effective as of the date hereof.

      8. Estoppel. To induce Lender to enter into this Amendment and to continue to make advances to Borrower under the Loan Agreement, Borrower hereby acknowledges and agrees that, as of the date hereof, there exists no Event of Default and no right of offset, defense, counterclaim or objection in favor of Borrower as against Lender with respect to the Obligations.

      9. Integration. This Amendment, together with the other Financing Agreements, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

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

      10. Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

                                         CITI TRENDS, INC.,
                                         a Delaware corporation

                                         By: /s/ TOM STOLTZ
                                             --------------------------
                                         Name: Tom Stoltz
                                         Title: CFO

                                         CONGRESS FINANCIAL CORPORATION
                                         (SOUTHWEST),
                                         a Texas corporation

                                         By: /s/ JOE T. CURDY
                                             --------------------------
                                         Name: Joe T. Curdy
                                         Title: AVP

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